                                                                    EXHIBIT 10.7

     THIS SUBLEASE (the "Sublease") is entered into as of the date set forth in
Section 1.l(e) below, by and between the Sublandlord and the Subtenant set forth below.

                                  WITNESSETH
                                  ----------


     1.    SUBLEASE SUMMARY AND DEFINITIONS.
           ---------------------------------
     1.1. The Sublease provisions and definitions set forth in this Section 1.1 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this Sublease, the latter shall control.

(a) Sublandlord's Name                  COMPUTER ASSOCIATES
    and address:                        INTERNATIONAL, INC.
                                        1 Computer Associates Plaza
                                        Islandia, N.Y. 11788-7000
                                        Attn: Senior Vice President - Facilities

(b) Sublandlord's State of
    Incorporation:                      Delaware

(c) Subtenant's Name and
    address:                            PILOT NETWORK SERVICES, INC.
                                        1080 MARINA VILLAGE PARKWAY
                                        ALAMEDA, CALIFORNIA
                                        ATTN: PRESIDENT AND CEO

(d) Subtenant's State of
    Incorporation:

(e) Sublease Date:                      April _____, 1995

(f) Overlandlord's Name and
    Address:                            Alameda Real Estate Investors
                                        Vintage Properties
                                        393 Vintage Park Drive
                                        Suite 210
                                        Foster City, CA 94404

 (g) Overlease:                         Lease dated June 25, 1992 between
                                        Overlandlord and Sublandlord as amended
                                        by Amendment No. 1 dated January 29,
                                        1993 and Amendment No. 2 dated December
                                        1, 1994.

(h) Unincorporated provisions
    of the Overlease:              Articles: 2B, 2C, 3A, 3B(xv), 3C, 3D, 4B, 4C,
                                             4E, 4H, 5, 14, 32, 36, 45 and 46
                                   Exhibits: A, B, B1 and C

(i) Building:                      1080 MARINA VILLAGE PARKWAY
                                   ALAMEDA, CALIFORNIA

(j) Premises:                      16,293 Rentable Square Feet on the 5th floor,
                                   except during the first 12 months (see
                                   Section 2.2)

(k) Sublease Commencement
    Date:                          July 1, 1995

(1) Sublease Expiration Date:      June 30, 2000

(m) Base Rent:

                    Annual
                    Rent per rentable
Yearly Periods      square foot             Monthly Base Rent   Annual Base Rent
--------------      -----------------       -----------------   ----------------
7/1/95 - 6/30/96    $14.40                  $12,000.00          $144,000.00
7/1/96 - 6/30/97    $19.20                  $26,068.80          $312,825.60
7/1/97 - 6/30/98    $21.00                  $28,512.75          $342,153.00
7/1/98 - 6/30/99    $22.80                  $30,956.70          $371,480.40
7/1/99 - 6/30/00    $24.60                  $33,400.65          $400,807.80

(n) Prepaid Base Rent:             $36,000.00

(o) Operating Expenses:            Increases over base year of 1995 (See Article
                                   13) adjusted to 95% occupancy. Real estate tax base shall be fiscal year beginning 1995.

(p) Subtenant's Proportionate      12% in first 12 months
    Share:                         19.6% thereafter
                                   Subtenant's proportionate share may decrease during the Sublease Term if Sublandlord's leased square footage increases.

(q) Electric Charge:               Included in rent (See Article 15)

(r) Security Deposit:              $75,000 in form of Letter of Credit (See
                                   Article 16)

(s) Alterations:                   SEE ARTICLES 7 AND 15

(t) Brokers:                       For Sublandlord: BT Commercial
                                   For Subtenant: BT Commercial

(u) Parking:                       Per Overlease

(v) Renewal:                       One option at the end of the Sublease Term
                                   through September 30, 2004 with the Base Rent equal to 95% of Fair Market Value. (See
                                   Article 19)


     2.   SUBLEASE GRANT
          --------------
     2.1. By lease (hereinafter referred to as the "Overlease") described above, the Overlandlord leased to Sublandlord certain space (hereinafter called the "Leased Space") in the Building in accordance with the terms of the Overlease. A copy of the Overlease (from which certain terms which do not relate to Subtenant's obligations hereunder may have been deleted) is annexed hereto as EXHIBIT A.

     2.2. In consideration of the obligation of Subtenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord, upon and subject to the provisions of this Sublease and the Overlease, the square feet of rentable area as set forth in SECTION 1.1 herein (comprising a portion of the Leased Space) and as shown hatched on EXHIBIT B annexed hereto and made a part hereof (hereinafter called the "Premises"). Notwithstanding the foregoing, during the first twelve (12) months from the Sublease Commencement Date, the Premises shall only consist of 10,000 rentable square feet as set forth on EXHIBIT C. In the event Subtenant occupies any space other than the space set forth in EXHIBIT C during the first twelve (12) months of this Sublease without Sublandlord's written approval, Subtenant hereby agrees that this Sublease will automatically be deemed amended so that the Premises shall be 16,293 rentable square feet as of the first date of such unauthorized usage, and Subtenant shall thereupon be responsible for payment of Base Rent and Additional Rent with respect to the 16,293 rentable square feet.

     3.   SUBLEASE TERM
          -------------
     3.1. Subject to the other provisions hereof, this Sublease shall continue in full force and effect for a primary term beginning on the Sublease Commencement Date and ending on the Sublease Expiration Date as defined above. Such term, as it may be extended or modified only by written agreement of the parties or pursuant to an express provision of this Sublease, is herein called the "Sublease Term".

     4.     RENT
            ----
     4.1. Subtenant, in consideration of this Sublease agrees to pay to Sublandlord as rent ("Base Rent") the amounts set forth in Section 1.1 hereof. Base Rent is payable in advance and without demand, at Sublandlord's office (or such other location as Sublandlord shall designate) by check in equal monthly installments, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever. Subtenant's failure to receive an invoice from Sublandlord for the rent shall not relieve Subtenant from its obligation of timely payment hereunder. The Prepaid Base Rent shall be paid upon Subtenant's execution of this Sublease.

     4.2. As used in this Sublease, "Rent" shall mean the Base Rent, the Operating Expense reimbursements pursuant to Section 1.1, and all other monetary obligations provided for in this Sublease to be paid by Subtenant, all of which constitute rental in consideration for this Sublease.

     4.3. In the event the rent is not paid within five (5) business days after it is due as aforesaid, interest shall accrue thereon at the lesser of 21% per annum or the maximum rate permitted by law. In addition, if the rent is not paid by the tenth day of any given month, Subtenant shall pay as a penalty to Sublandlord an additional amount equal to five percent (5%) of the rent which is due, but not less than $100.

     5.     ASSIGNMENT OR UNDERLETTING
            --------------------------
     5.1. Subtenant shall not (a) assign this Sublease, nor (b) permit this Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any desk space therein to be occupied by any person(s), without first obtaining:

            (a) Overlandlord's consent and all other required consents to such assignment or subletting as set forth in and pursuant to the Overlease, and

            (b)   Sublandlord's consent.

            Notwithstanding anything hereinbefore contained in Section 5.1 hereof, in the event Subtenant desires Sublandlord's consent to an assignment of this Sublease or an underletting of all of the Premises, Subtenant by notice in writing (a) shall notify Sublandlord of the name of the proposed assignee or undertenant, furnish such information as to the proposed assignee's or undertenant's financial responsibility and standing as Sublandlord may require, and advise Sublandlord of the covenants, agreements, terms, provisions and conditions contained in the proposed assignment or underlease and (b) shall offer to vacate the Premises and to Surrender the same to Sublandlord as of a date (hereafter called the "Surrender Date") specified in said offer which shall be the last day of any calendar month during the term hereof, provided, however,
                                                              --------  -------
that the Surrender Date shall not be earlier than the date occurring 120 days after the giving of such notice nor be later than the effective date of the proposed assignment or the commencement date of the term of the proposed underlease. Sublandlord may accept such offer by notice to Subtenant given within 60 days after the receipt of such notice from Subtenant. If Sublandlord accepts such offer, Subtenant shall surrender to Sublandlord, effective as of the Surrender Date, all Subtenant's right, title and interest in and to the entire Premises. If the Premises be so surrendered by Subtenant, this Sublease shall be canceled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the full term of this Sublease.

     5.2. In the event Sublandlord does not accept such offer of Subtenant referred to in SECTION 5.2 hereof, Sublandlord covenants not to unreasonably withhold its consent to such proposed assignment or underletting by Subtenant of the Premises to the proposed assignee or undertenant on said covenants, agreements, terms, provisions and conditions set forth in notice to Sublandlord referred to in clause (a) of the first sentence of SECTION 5.2 hereof; provided,
                                                                       --------
however, that Sublandlord shall not in any event be obligated to consent to any
-------
such proposed assignment or underletting unless:

            (a) the proposed assignee or undertenant is of a financial standing and is engaged in a business and the Premises will be used in a manner which is in keeping with the then standards of the Building ;

            (b)  the proposed assignee or undertenant is a reputable party;

            (c) the assignment or underletting shall not have the effect (or give the utility company servicing the Building with electricity cause to claim) that Sublandlord may not service the Premises, or any part thereof, with electricity on a "rent inclusion" basis;

            (d) Sublandlord shall have the right, upon five (5) days prior written notice to Subtenant, to require Subtenant thereafter to pay to Sublandlord a sum equal to: (i) any rent or other consideration paid to Subtenant by any undertenant which is in excess of the fixed annual rent and additional rent then being paid by Subtenant to Sublandlord pursuant to the terms of this Sublease, and (ii) any other profit or gain realized by Subtenant from any such assignment or underletting in connection with any underletting; all sums payable hereunder by Subtenant shall be paid to Sublandlord as additional rent immediately upon receipt thereof by Subtenant and, if requested by Sublandlord, Subtenant shall promptly enter into a written agreement with Sublandlord setting forth the amount of additional rent to be paid to Sublandlord pursuant to this Section;

            (e) there shall be no default by Subtenant under any of the terms, covenants and conditions of this Sublease at the time that Sublandlord's consent to any such assignment or underletting is requested and on the effective date of the assignment or the proposed underlease;

            (f) the proposed assignee or undertenant shall not be (i) a government or any subdivision or agency thereof, (ii) a school college, university or educational institution of any type, whether for profit or non-profit, (iii) a direct competitor of Sublandlord or (iv) an employment or recruitment agency;

            (g) Subtenant shall reimburse Sublandlord for any reasonable expenses that may be incurred by Sublandlord in connection with the proposed assignment or underlease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or undertenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or underlease;

            (h) such proposed underletting will result in there being no more than one occupant of the Premises including Subtenant.



     6.     TERMS OF THE OVERLEASE
            ----------------------
     6.1. Except as herein otherwise expressly provided and except for the obligation to pay rent and additional rent under the Overlease, all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made a part of this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the Landlord in the Overlease, and the Subtenant herein being substituted for the Tenant named in the Overlease; provided, however, that the Sublandlord herein shall not be liable for any defaults by Overlandlord and, if Overlandlord is not the fee owner, the owner in fee of the land and Building of which the Premises are a part. If the Overlease shall be terminated for any reason during the term hereof, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once surrender and deliver up the Premises in good condition and repair, reasonable wear and tear excepted.

     6.2. This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant.

     6.3. This Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This Section 6.3 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.

     7.   CONDITION OF PREMISES
          ---------------------
     7.1. Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is," with the understanding that there shall be no obligation on the part of Sublandlord to incur any expense whatsoever in connection with the preparation of the Premises for Subtenant's occupancy thereof except the building systems shall be in good working order. In addition, Subtenant shall be entitled to the following payments:

     (a) Upon Subtenant's occupancy of the Sublease Premises, Sublandlord shall provide Subtenant with $70,000 cash allowance towards tenant improvements;

     (b) Provided Subtenant is not then in default under this Sublease beyond any applicable cure period, on the first anniversary of the Sublease Commencement Date, Sublandlord shall provide Subtenant with $44,051 cash allowance towards additional tenant improvements; and

     (c) Provided Subtenant is not then in default under this Sublease beyond any applicable cure period, Sublandlord shall, upon Subtenant's written request given on or after the first anniversary of the Sublease Commencement Date, provide Subtenant with a loan in the amount of $32,586 which amount shall be amortized over the then remaining Sublease Term at the rate of nine percent (9%) in accordance with the terms of the Promissory Note which will be executed by Subtenant simultaneously with this Sublease and provided to Sublandlord.

     With respect to the payments made under Sections (a) and (b) above, one half of the payments will be made upon presentation to Sublandlord of the contract of the general contractor performing the improvements as well as all necessary permits and plans, and the balance shall be paid upon receipt of a certificate of occupancy. Any work performed by Subtenant shall be in accordance with the terms of the Overlease and Section 15 herein.

     8.   USE OF PREMISES
          ---------------
     8.1. Subtenant agrees that the Premises shall be occupied only as executive, administrative and general offices for Subtenant's business.

     9.   CONSENT OF OVERLANDLORD
          -----------------------
     9.1. This Sublease is conditioned upon the consent thereto by Overlandlord which consent shall be evidenced by Overlandlord's signature appended hereto or a separate consent in the form utilized by Overlandlord for such purposes. Subtenant shall be solely responsible for any fees or charges imposed by the Overlandlord in connection with the obtaining of such consent. Provided Overlandlord's consent does not materially affect the terms of this Sublease, Subtenant shall immediately execute any documents requested by Overlandlord in order to obtain Overlandlord's approval, and in the event such documents are not signed and returned by Subtenant within five (5) days of receipt, Subtenant hereby appoints Sublandlord as its attorney in fact and authorizes Sublandlord to execute same on Subtenant's behalf.

     9.2. Sublandlord makes no representation with respect to obtaining Overlandlord's approval of this Sublease and, in the event that Overlandlord notifies Sublandlord that Overlandlord will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Overlandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease.

     9.3. Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord. If Overlandlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval whether or not Overlandlord's refusal, in Subtenant's opinion, is arbitrary or unreasonable.

     10.    DEFAULT
            -------
     10.1. Subtenant acknowledges that the services to be rendered to the Premises are to be rendered by Overlandlord. Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease and, concurrently, a corresponding breach by Overlandlord under the Overlease of its obligations under the Overlease exists, then and in such event, Subtenant's sole remedy against Sublandlord in the event of any breach of obligations under this Sublease shall be the right to pursue a claim in the name of Sublandlord against Overlandlord, and Sublandlord agrees that it will, at Subtenant's expense, cooperate with Subtenant in the pursuit of such claim.

     10.2. Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord or from any governmental authorities.

     10.3. Subtenant acknowledges that upon breach of any provisions of this Sublease by

Subtenant, any rights or options granted to Subtenant under this Sublease or the Overlease relating to expansion, renewal, or any other equity option, shall immediately terminate and shall not be exercisable for the remainder of the Sublease term. If and whenever there shall occur any event of default of this Sublease, Sublandlord may, at Sublandlord's option, in addition to any other remedy or right given under the Overlease or by law or equity, do any one or more of the following:

            (a) Terminate this Sublease without notice to Subtenant, in which Subtenant shall immediately surrender possession of the Premises to Sublandlord;

            (b) Terminate Subtenant's right to possession of the Premises under this Sublease without terminating the Sublease itself, by written notice to Subtenant, in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord;

            (c) Enter upon and take possession of the Premises and expel or remove Subtenant and any other occupant therefrom, with or without having terminated this Sublease;

            (d) Alter locks and other security devices at the Premises with or without having terminated this Sublease or Subtenant's right to possession under the Sublease;

            (e) Enter upon the Premises by force if necessary without being liable for prosection or any claim for damages therefor, and do whatever Subtenant is obligated to do under the terms of this Sublease; and Subtenant agrees to reimburse Sublandlord on demand for any direct or indirect expenses which Sublandlord or Overlandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to Subtenant from such action.

     10.4. It is hereby expressly stipulated by Sublandlord and Subtenant that any of the above listed actions including, without limitation, termination of this Sublease, termination of Subtenant's right to possession, and re-entry by Sublandlord, will not affect the obligations of Subtenant for the unexpired Sublease Term, including the obligations to pay unaccrued monthly rentals and other charges provided in this Sublease for the remaining portion of the Sublease Term. If an event of default occurs, Sublandlord is entitled and is hereby authorized, without notice to Subtenant, to enter upon the Premises by use of a master key, a duplicate key, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Subtenant, and its officers, principals, agents, employees, and representatives therefrom. In the event that Sublandlord has either terminated

Subtenant's right to possession of the Premises pursuant to the foregoing provisions of this Sublease, or has terminated the Sublease by reason of Subtenant's default, Sublandlord shall not thereafter be obligated to provide Subtenant with a key to the Premises at any time; provided, however, that in any such instance, during Sublandlord's normal business hours and at the convenience of Sublandlord, and upon the written request of Subtenant accompanied by such written waiver and releases as the Sublandlord may require, Sublandlord will escort Subtenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Subtenant. If Sublandlord elects to exclude Subtenant from the Premises without permanently repossessing the Premises or terminating the Sublease pursuant to the foregoing provisions of this Sublease, the Sublandlord (at any time prior to actual permanent repossession or termination) shall not be obligated to provide Subtenant a key to re-enter the Premises until such time as all delinquent rental and other amounts due under this Sublease have been paid in full (and all other defaults, if any, have been completely cured to Sublandlord's satisfaction), and Sublandlord has been given assurance reasonably satisfactory to Sublandlord evidencing Subtenant's ability to satisfy its remaining obligations under this Sublease. During any such temporary period of exclusion, Sublandlord will, during Sublandlord's regular business hours, and at Sublandlord's convenience, upon written request by Subtenant accompanied by such waivers and releases as the Sublandlord may require, escort Subtenant or its authorized personnel to the Premises to retrieve personal belongings of Subtenant or its employees. This remedy of Sublandlord shall be in addition to, and not in lieu of, any of its other remedies set forth in this Sublease, the Overlease, or otherwise available to Sublandlord at law or in equity.

     10.5. Exercise by Sublandlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Subtenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Sublandlord and Subtenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Sublandlord over the property of Subtenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Subtenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Subtenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Subtenant agrees that any re-entry by Sublandlord may be pursuant to a judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Sublandlord may elect, and Sublandlord shall not be liable in trespass or otherwise.

     11.     SUBLANDLORD REPRESENTATION
             --------------------------
     11.1. Sublandlord represents (a) that it is the holder of the interest of the tenant under the Overlease, (b) that the Overlease is in full force and effect.

     12.     BROKERS
             -------
     12.1. Subtenant covenants, represents and warrants that Subtenant has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease other than those set forth in SECTION 1.1 hereof, and Subtenant covenants and agrees to pay, hold harmless and indemnify Sublandlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than such brokers with respect to this Sublease or the negotiation thereof.

     13.     ADDITIONAL RENT
             ---------------
     13.1. Subtenant stipulates that it is familiar with the provisions of Subsections 4F and 7 of the Overlease. In the event of any payment of expense by Sublandlord during the term of this Sublease which is attributable to the provisions of Subsections 4F and 7 of the Overlease (such additional rent payable by Sublandlord pursuant to Subsections 4F and 7 of the Overlease being hereinafter called "Subsections 4F and 7 Expense") then Subtenant shall pay as additional rent pursuant to this Sublease an amount equal to 12% of Subsections 4F and 7 Expense and 19.6% of Subsections 4F and 7 Expense with respect to the remainder of the Sublease Term in excess of those incurred for the Calendar year 1995. For purposes of this Section 13.1 of this Sublease, the Premises shall be deemed to contain 10,000 rentable square feet during the first year of this Sublease and 16,293 rentable square feet during the remainder of the Sublease Term and the Leased Space shall be deemed to contain 83,091 rentable square feet. At any time after payment by Sublandlord of any Subsections 4F and 7 Expense, Sublandlord may deliver to Subtenant a statement with respect to the payment of the Subsections 4F and 7 Expense and, within ten (10) days after delivery of such statement, Subtenant shall pay to Sublandlord additional rent determined as aforesaid in this Section 13.1. Additional rent payable pursuant to this Section 13.1 shall be based solely upon actual payments made by Sublandlord pursuant to the provisions of Subsection 4F and 7 of the Overlease. Subtenant shall not have the right to question the propriety of or the basis for any such payment and Sublandlord shall be under no obligation to contest any such payment. Sublandlord shall, however, at the written request of Subtenant, furnish to Subtenant evidence of such payment. Notwithstanding anything to the contrary contained in this Section 13.1 of this Sublease, the base year for real estate tax escalation shall be the fiscal year 1995 and the base year for operating expense escalation shall be the calendar year 1995.

     14.     ELECTRIC CHARGE
             ---------------
     14.1. Electric charges for normal office usage are included in the rent paid hereunder. Any electric services in excess of normal office usage shall be charged separately as Additional Rent.

     15.     ALTERATIONS
             -----------
     15.1. In the event Subtenant is permitted to perform alterations in the Premises hereunder, Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without submitting detailed plans and construction schedules to Sublandlord and receiving Sublandlord's prior written consent to such plans. Subtenant shall make no changes, alterations, additions, improvements or decorations which would result in Overlandlord charging Sublandlord for the cost of same, including any removal costs associated therewith and Subtenant shall comply with all laws and regulations relating to such construction including, but not limited to, receipt of certificates of occupancy, permits and ADA requirements, and shall be responsible for all costs associated therewith. Sublandlord may impose reasonable guidelines as may be necessary to protect its occupancy and rights provided in the Overlease, including placing reasonable restrictions on times when certain types of work may be performed in order to prevent undue intrusion and noise to Sublandlord or other tenants in the Leased Premises.

     16.     SECURITY DEPOSIT
             ----------------
     16.1. As security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, Subtenant is simultaneously herewith delivering to Sublandlord a check in the amount of $36,000. In addition, Subtenant shall provide Sublandlord, simultaneously with the execution of this Sublease, with an irrevocable Letter of Credit in the amount of $75,000 drawn on a reputable financial institution, which terms shall provide that it shall remain in effect until Sublandlord provides the financial institution with a notice that Subtenant has fulfilled all of its responsibilities under the Sublease and that the Sublease has expired or otherwise terminated, and that the Letter of Credit will be subject to the terms of this Article and is considered additional security hereunder.

     16.2. In the event Subtenant defaults in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, the payment of annual fixed rent and additional rent, Sublandlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any annual fixed rent and additional rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, provisions, covenants, and conditions of this Sublease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.

     16.3. In the event that Subtenant defaults in respect of any of the terms, provisions, covenants and conditions of the Sublease and Sublandlord utilizes all or any part of the security but does not terminate this Sublease as provided herein, Sublandlord may in addition to exercising its rights as provided in Section 16.2, retain the unapplied and unused balance of the principal amount of the security as security for the faithful performance and observance by Subtenant thereafter of the terms, provisions and conditions of this Sublease and may use, apply or retain the whole or any part of said balance to the extent required for payment of rent, additional rent, or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or be required to expend by reason of Subtenant's default in respect

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

of any of the terms, covenants, and conditions of this Sublease. In the event Sublandlord applies or retains any portion or all of the security delivered hereunder, Subtenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be no less than the security required by SECTION 16.1.

     16.4. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security, together with the interest accrued thereon, shall be returned to Subtenant (i) after the Sublease Expiration Date and after delivery of entire possession of the Premises to Sublandlord, or (ii) upon Sublandlord's receipt of an equivalent amount of security from a assignee or undertenant pursuant to an assignment or underletting permitted by Section 5 of this Sublease. In the event of an assignment of the Overlease by Sublandlord, Sublandlord shall have the right to transfer any interest it may have in the security to the assignee and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security, provided such assignee assumes any responsibilities of Sublandlord with respect to such security, and Subtenant agrees to look solely to the new sublandlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new sublandlord. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     17.     QUIET ENJOYMENT
             ---------------
     17.1. So long as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Subtenant shall peacefully and quietly have, hold and enjoy the Premises subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

     17.2. In the event Subtenant does not completely vacate the Premises by the Sublease Expiration Date or earlier termination of this Sublease, Subtenant shall indemnify and hold harmless Sublandlord in respect of any and all holdover charges or penalties imposed under the Overlease upon Sublandlord in respect of the entire Leased Space and in respect of any and all costs, liabilities or expenses (including attorneys fees) suffered by Sublandlord in respect of same, as and when such costs, liabilities or expenses are incurred. In this regard, Subtenant shall, if requested by Sublandlord, in Sublandlord's sole discretion, defend Sublandlord against any action or proceeding brought against Sublandlord which arises out of said holdover.

     18.     RENEWAL
             -------
     18.1. Subtenant shall have the renew this Sublease upon expiration of the Sublease Term for an additional term expiring on September 30, 2004 by providing Sublandlord with notice of such intent to renew at least twelve (12) months prior to the Sublease Expiration Date. The Base Rent due during such renewal term shall be at 95% of the then prevailing fair market value for comparable space in the area.

     19.     TEMPORARY SPACE
             ---------------
     19.1. Upon approval of this Sublease by Overlandlord, Subtenant shall be entitled to use up to 1,500 square feet of space on the fifth floor of the Building (the "Temporary Space") until the Sublease Commencement Date at which time Subtenant shall only have access to the Premises as defined herein. Subtenant agrees that its use of the Temporary Space shall be in accordance with and in compliance with the terms of this Sublease and the relevant provisions of the Overlease, including the insurance provisions therein, except that Subtenant shall not be obligated to pay Base Rent on the Temporary Space and shall only be responsible for payment of electric charge and operating expenses with respect thereto.

     20.     NO WAIVER
             ---------
     20.1. The failure of Sublandlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Sublease or of any of the Rules and Regulations set forth or hereafter adopted by Sublandlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Sublandlord of rent with knowledge of the breach on any covenant of this Sublease shall not be deemed a waiver of such breach and no provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver be in writing signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated base rent, additional rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such base rent, additional rent or other charge, or pursue any other remedy in this Sublease provided. No act or thing done by Sublandlord or Sublandlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises and no agreement to accept such surrender shall be valid unless in writing signed by Sublandlord. No employee of Sublandlord of Sublandlord's agent shall have any power to accept the keys of the demised premises prior to the termination of the Sublease and the delivery of keys to any such agent or employee shall not operate as a termination of the Sublease or a surrender of the demised premises.

     21.     NOTICES
             -------
     21.1. Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested to the address and person designated in Section 1.1(a) and (c) herein.

     Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice (given in the manner prescribed herein). Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the posting thereof. In the event Subtenant's address is not set forth above, notice to Subtenant shall be deemed sufficient if sent to the Premises.

     22.   MISCELLANEOUS
           -------------
     22.1. Where applicable, Subtenant shall be responsible for all additional costs incurred as a result of this Sublease including, but not limited to, security cards, keys and parking cards.

     22.2. This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     22.3. This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This SECTION 22.3 shall not be deemed to modify the provisions of SECTION 9 hereof.

     22.4. This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

     22.5. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals of the day and year first above written.

ATTEST:                       COMPUTER ASSOCIATES INTERNATIONAL, INC.,
                              Sublandlord



_______________________       By___________________________

ATTEST:                       PILOT NETWORK SERVICES, Subtenant

[SIGNATURE ILLEGIBLE]
-----------------------       By [SIGNATURE ILLEGIBLE]
                                 ---------------------------

ACKNOWLEDGED AND AGREED:

ALAMEDA REAL ESTATE INVESTORS, Overlandlord



By ____________________

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